UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2010
TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
301 Government Center Drive
Wilmington, North Carolina 28403
(Address of principal executive offices)
(Zip Code)
(910) 332-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of New Officer
     On September 27, 2010, at a regularly scheduled meeting of the Board of Directors (the “Board”) of TranS1 Inc., a Delaware corporation (the “Company”), the Board appointed Stephen D. Ainsworth as the Company’s Vice President of Research and Development, effective October 1, 2010.
     Dr. Ainsworth, 41, was hired by the Company initially as a Senior Research and Development Engineer in 2002 and has been serving as the Company’s Director of Product Development since 2008. Prior to his employment with the Company, Dr. Ainsworth was a Senior Biomedical Scientist for Closure Medical Corporation, a company that develops and manufactures biomaterial based medical devices, and a Research and Design Engineer from 2000 through 2002 for Coalescent Surgical, Inc., a medical device company with a focus in creating minimally invasive anastomotic devices for use during coronary artery bypass surgery. Prior to 2000, Dr. Ainsworth was a Stent Technical Leader and Design Engineer for Guidant Corporation, a medical device company with a focus in cardiovascular medical products. Dr. Ainsworth has over 15 years of research and development experience with leading medical device companies. He earned his B.S. in Mechanical Engineering from Rensselaer Polytechnic Institute in 1991, and his M.S. in 1995 and Ph.D. in 1999, both in Bioengineering from Clemson University.
     Pursuant to an Offer Letter, dated September 28, 2010, the Company has agreed to pay Dr. Ainsworth an annual base salary of $172,000. In addition, Dr. Ainsworth will be eligible to earn a target bonus of 30% of his base salary. Payment of the bonus will be based upon the achievement of Company and individual performance targets that will be determined by the Company. Dr. Ainsworth will also be entitled to participate in benefit plans made available by the Company to employees in comparable positions. Furthermore, Dr. Ainsworth will receive an option grant to purchase 40,000 shares of common stock of the Company, which shall vest as to 25% on the first anniversary of Dr. Ainsworth’s employment with the Company as Vice President of Research and Development and in 36 equal monthly installments thereafter.
     The above summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by this reference.
     Dr. Ainsworth and the Company also entered into the Company’s standard form of officers’ indemnification agreement, as set forth in Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-144802), providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware.
Item 7.01 Regulation FD Disclosure.
     A copy of the press release announcing Dr. Ainsworth’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated September 28, 2010, between TranS1 Inc. and Stephen D. Ainsworth.

99.1	Press release issued by TranS1 Inc., dated October 1, 2010.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.
October 4, 2010	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter, dated September 28, 2010, between TranS1 Inc. and Stephen D. Ainsworth.

99.1	Press release issued by TranS1 Inc., dated October 1, 2010.